                                                  Third Amendment To cREDIT Agreement

         This Third Amendment to Credit Agreement ("Third Amendment") is entered into as of November 9, 2001 ("Execution Date"), by and between COBANK, ACB ("CoBank") for its own benefit as a Syndication Party, as Co-Syndication Agent, as Collateral Agent, and as
the Administrative Agent for the benefit of the present and future Syndication Parties (in that capacity "Administrative Agent"),
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK INTERNATIONAL", NEW YORK BRANCH, as Co-Syndication Agent and as a
Syndication Party, SUNTRUST BANK, as Documentation Agent and as a Syndication Party, the other Syndication Parties signatory hereto, and FARMLAND INDUSTRIES, INC., a cooperative corporation formed under the laws of the State of Kansas, whose address is 12200 North
Ambassador Drive, Kansas City, Missouri 64163 ("Borrower").

Recitals:

A.       CoBank, as Co-Syndication Agent, Administrative Agent, and as a Syndication Party, SunTrust Bank, as Documentation Agent and
as a Syndication Party, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International," New York Branch, as
Co-Syndication Agent and as a Syndication Party, certain other Syndication Parties, and Borrower, have entered into that certain
Credit Agreement (Revolving Loan) dated as of May 10, 2000 (as amended, restated or replaced from time to time, the "Original Credit
Agreement"), pursuant to which the Syndication Parties agreed to make certain loans to Borrower and to issue Letters of Credit for the account of Borrower (collectively "Facilities") in an aggregate amount not exceeding $800,000,000 under the terms and conditions set forth in the Credit Agreement.

B.       The Original Credit Agreement was amended by the First Amendment to Credit Agreement dated as of July 14, 2000 ("First
Amendment"); and by the Second Amendment to Credit Agreement dated as of April 12, 2001 wherein, among other things the aggregate amount of credit was reduced to $650,000,000, subject to additional mandatory reductions and automatic reductions, ("Second
Amendment") (the Original Credit Agreement, as amended by the First Amendment, the Second Amendment, and as amended from time to time hereafter, the "Credit Agreement").

C.       The Administrative Agent, the Syndication Parties, and Borrower now wish to amend the Credit Agreement in order to extend the 364-Day Maturity Date, reduce the Aggregate Commitment, and make provision regarding certain asset sales.

Agreement:

                  Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual covenants contained herein, the parties hereto hereby agree as follows:

 1.      Amendments to Credit Agreement.  The Credit Agreement is amended as of the Effective Date as follows:

 1.1     The following definitions are amended in their entirety to read as follows:

                  1.11     Aggregate LC Commitment: shall be $80,000,000.00.

                  1.12     Aggregate 364-Day Commitment:  shall be $221,813,174.16, subject to reduction as provided in Sections 2.8, and 2.10 hereof.

                  1.135    Overnight Funding Commitment: means $29,296,079.58, subject to reduction as provided in Sections 2.8, and
2.10.

                  1.176    364-Day Maturity Date:  means February 8, 2002.

                  1.185    Aggregate Commitment: shall be $418,515,422.95, subject to reduction in the event the Aggregate 364-Day
Commitment and/or the Funded Facility Commitment is reduced as provided in Sections 2.8, 2.10, 2A.7, and/or 2A.9 hereof.

                  1.188    Funded Facility Commitment:  shall be $167,406,169.21, subject to reduction as provided in Sections 2.10,
2A.7, and 2A.9 hereof.

 1.2     The following Sections and Subsections are amended in their entirety to read as follows:

         2.9      Automatic Reduction of Aggregate Commitment, Aggregate 364-Day Commitment, Overnight Funding Commitment, Funded
Facility Commitment, and Aggregate LC Commitment.  This Section is intentionally omitted.

         2.10     Reduction of Aggregate Commitment, Overnight Funding Commitment, Funded Facility Commitment, and Aggregate 364-Day
Commitment On Account of Asset Sales.  Upon the consummation of an Asset Sale, (a) the Aggregate Commitment shall be automatically reduced by the Reduction Amount; (b) the Aggregate 364-Day Commitment shall be automatically reduced by an amount equal to the product of (i) the Reduction Amount multiplied by (ii) a fraction, the numerator of which is the Aggregate 364-Day Commitment then in effect (but without giving affect to such Asset Sale) and the denominator of which is the Aggregate Commitment then in effect (but without giving affect to such Asset Sale); (c) the Overnight Funding Commitment shall be automatically reduced by an amount equal to the product of (i) the Reduction Amount multiplied by (ii) a fraction, the numerator of which is the Overnight Funding Commitment then in effect (but without giving affect to such Asset Sale) and the denominator of which is the Aggregate Commitment then in effect
(but without giving affect to such Asset Sale); and (d) the Funded Facility Commitment shall be automatically reduced by an amount equal to the product of (i) the Reduction Amount multiplied by (ii) a fraction, the numerator of which is the Funded Facility
Commitment then in effect (but without giving affect to such Asset Sale) and the denominator of which is the Aggregate Commitment then in effect (but without giving affect to such Asset Sale).  Any such reduction to the Aggregate 364-Day Commitment will reduce the Individual 364-Day Commitment of each Syndication Party on the basis of their Individual 364-Day Pro Rata Share immediately prior to such reduction, and any such reduction to the Funded Facility Commitment will reduce the Individual Funded Facility Commitment of each Syndication Party on the basis of their Individual Funded Facility Pro-Rata Share immediately prior to such reduction.

         2A.8     Automatic Reduction of Aggregate Commitment and Funded Facility Commitment.    This Section is intentionally
omitted.

 1.3     The following new Sections are added to read as follows:

                  11.19    Payment of Proceeds of Country Energy Asset Sales.  Notwithstanding any provision in this Credit Agreement to the contrary, with respect to the first $29,000,000.00 of Cash Proceeds or Non-Cash Proceeds received by Borrower on account of the sale of any part of the business conducted by or in connection with Country Energy, LLC which sale would constitute an Asset
Sale, Borrower shall be required to pay over to the Collateral Agent only the portion of such Cash Proceeds and Non-Cash Proceeds as the Collateral Agent would be required to distribute to the Chase Group Agent under the provisions of the Proceeds Sharing
Agreement.  Any Cash Proceeds or Non-Cash Proceeds in excess of $29,000,000.00 arising from any such sale shall be subject to the provisions of Section 11.15 hereof.  All other Asset Sales shall be subject to the provisions of Section 11.15.  Nothing in this
Section shall be construed as a waiver of any of the prohibitions, restrictions, or other provisions of Section 12.4 hereof.

 1.4     Schedule A to the Credit Agreement is replaced in its entirety by Schedule A hereto, and the Administrative Agent is hereby
         ----------                                                        ----------
given the authority to revise Schedule A from time to time to reflect Transfers and/or reductions in the Aggregate Commitment as
                              ----------
required by the Credit Agreement, as amended from time to time.

 2.      Conditions to Effectiveness of this Third Amendment.  The effectiveness of this Third Amendment is subject to satisfaction, in the Administrative Agent's sole discretion, of each of the following conditions precedent (the date such conditions have been satisfied, being the "Effective Date"):

 2.1     Extension Fee; Fees and Expenses.  Borrower shall (a) reimburse the Administrative Agent for all of its costs and expenses incurred in connection with the negotiation, preparation, and execution of this Third Amendment and all related documents; and (b)
pay to the Administrative Agent, for distribution on a pro-rata basis to the Syndication Parties, based on their Individual 364-Day
Commitments and their Individual Funded Facility Commitments, a non-refundable fee ("Extension Fee") in an amount equal to one-eighth of one percent (.125%) of the Aggregate Commitment as set forth herein.

 2.2     Documents.  Borrower shall have provided and/or executed and delivered to the Administrative Agent, or shall have caused to be provided and/or executed and delivered to the Administrative Agent, the following documents and such further assignments, documents or financing statements as the Administrative Agent may reasonably request, all in form and substance satisfactory to the
Administrative Agent:

                  (a)      This Third Amendment to Credit Agreement.

                  (b)      An opinion of Borrower's counsel with respect to this Third Amendment covering such matters as the
         Administrative Agent shall reasonably require including corporate power, due authorization, validity, enforceability, and choice of law (in form and substance substantially similar to the opinions provided in connection with the Original Credit
         Agreement).

                  (c)      A copy of a resolution (or multiple resolutions) of Borrower's board of directors, certified to by
         Borrower's corporate secretary, which (i) authorizes execution of this Third Amendment, and (ii) specifically identifies the titles of the persons authorized to execute all necessary documents in connection with the transactions described in clause
         (i).

 2.3     Representations and Warranties.  The representations and warranties of Borrower contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

 2.4     No Event of Default.  No Event of Default or Potential Default shall have occurred and be continuing under the Credit
Agreement.

 2.5     Closing Deadline.  Each of the foregoing conditions shall have been met no later than November 9, 2001.

 3.      General Provisions.

 3.1     The Credit Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

 3.2     The extension of the 364-Day Maturity Date herein is made (a) upon the representation by Borrower, which Borrower hereby makes to induce the Administrative Agent and the Syndication Parties to execute this Third Amendment, that it has an executed commitment letter and term sheet by another lender group ("Refinance Commitment") to provide financing sufficient, among other things, to completely pay off all amounts owing under the Credit Agreement and other Loan Documents and under the Coffeyville
Synthetic Lease ("Refinance Facility"), and (ii) it has provided a true and correct copy of such Refinance Commitment to the
Administrative Agent; and (b) to provide Borrower with adequate time to meet all conditions to, and to effect the consummation and closing of, the Refinance Facility.  Borrower acknowledges and agrees that the fact that the Administrative Agent and the Syndication
Parties have entered into this Third Amendment shall not in any way be construed as any commitment or representation by the
Administrative Agent or the Syndication Parties (x) that credit will be provided under the Credit Agreement beyond the 364-Day
Maturity Date as extended herein; or (y) that they would agree to any further extension of the 364-Day Maturity Date.

 3.3              This Third Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder.

 3.4     Capitalized terms used, but not defined, in this Third Amendment shall have the meaning set forth in the Credit Agreement if defined therein.

 3.5              The invalidity or unenforceability of any provision of this Third Amendment shall not affect the remaining portions of this Third Amendment; in case of such invalidity or unenforceability, this Third Amendment shall be construed as if such invalid or unenforceable provisions had not been included therein.

 3.6              To the extent not governed by federal law, this Third Amendment and the rights and obligations of the parties hereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

 3.7              The captions or headings in this Third Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Third Amendment.

 3.8     Borrower, for itself, its successors and assigns, agents, personal representatives and legal representatives, does hereby release and forever discharge the Administrative Agent, the Collateral Agent, and each Syndication Party and their predecessors, successors, assigns, agents, and legal representatives for any and all claims, demands, debt, obligations, liabilities, costs, attorney's fees, expenses, rights of action, causes of action of any kind or character whatsoever which either of them may have, whether known, unknown, suspected, unsuspected, arising on account of any action or inaction occurring prior to the date of this
Third Amendment or during any meetings or negotiations conducted in connection with this Third Amendment.

 3.9     This Third Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.  Telefax copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax, shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.

                  [SIGNATURES COMMENCE ON THE NEXT PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the Effective Date set forth above.

                                                     BORROWER:

                                                     FARMLAND INDUSTRIES, INC.

                                                     By: _________________________________
                                                     Name: _________________________
                                                     Title: _________________________

                                                     ADMINISTRATIVE AGENT, CO-SYNDICATION AGENT AND SYNDICATION PARTY:

                                                     COBANK, ACB

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: Kenneth L. Warlick
                                                     Title: Vice President

                                                     CO-SYNDICATION AGENT AND SYNDICATION PARTY:

                                                     COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK INTERNATIONAL",
                                                     NEW YORK BRANCH

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     DOCUMENTATION AGENT AND SYNDICATION PARTY:

                                                     SUNTRUST BANK

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     CREDIT AGRICOLE INDOSUEZ

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     NATEXIS BANQUE

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     U.S. BANK, NATIONAL ASSOCIATION

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     TEXTRON FINANCIAL CORPORATION

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     ARAB BANKING CORPORATION (B.S.C.)

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     FIRSTAR BANK, N.A.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     FORTIS BANK

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     FIRST NATIONAL BANK OF KANSAS

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     UMB BANK, N.A.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     HARRIS TRUST AND SAVINGS BANK

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     PROMETHEUS INVESTMENT FUNDING NO. 1 LTD.
                                                     By:  CPF Asset Advisory, L.P., as Investment Manager

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     FARM CREDIT BANK OF WICHITA

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     COMMERCE BANK N.A.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     FIRST DOMINION FUNDING I

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     MAPLEWOOD (CAYMAN) LIMITED

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     FOOTHILL INCOME TRUST, L.P.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________
                                                     SYNDICATION PARTY:

                                                     FOOTHILL INCOME TRUST II, L.P.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     SUFFIELD CLO, LIMITED

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     CSAM FUNDING I

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: _________________________

                                                     SYNDICATION PARTY:

                                                     DEN DANSKE BANK AKTIESELSKAB

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: _________________________
                                                     Title: __________________________

                                                     SYNDICATION PARTY:

                                                     BANK OF AMERICA, N.A.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: ___________________________
                                                     Title: ____________________________